Exhibit 99.9

CONSENT

          I, David F. D’Alessandro, hereby consent to being named in the proxy statement/prospectus included in the registration statement on Form F-4 (No. 333-110281) filed by Manulife Financial Corporation (“Manulife”) as a person named as a person who will become a director of Manulife.

Dated: December 30, 2003

By:	/s/ David F. D’Alessandro
Name:	David F. D’Alessandro